SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

DIVERSIFAX, INC.

(Name of Registrant as Specified in its Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: _________________________________

(2) Aggregate number of securities to which transaction applies: _________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________

(4) Proposed maximum aggregate value of transaction: ________________________________________

(5) Total fee paid: ____________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________________________________________________________

(2) Form, Schedule or Registration Statement No.: ____________________________________________

(3) Filing Party: ______________________________________________________________________

(4) Date Filed: _______________________________________________________________________

DIVERSIFAX, INC.

Shennan Zhong Road

PO Box 031-114

Shenzhen, China 518000

(212) 561-3604

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

OF THE HOLDER OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record, as of September 21, 2006 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”), of Diversifax, Inc. (the “Company,” “us,” or “our”) that our board of directors recommended and the holder of a majority of our outstanding Common Stock voted in favor of resolutions in connection with the following actions:

A. Amending the Company’s Articles of Incorporation, as amended, (i) to effect a reverse stock split of our shares of Common Stock outstanding as of October 11, 2006 on the basis of one (1) post-split share of Common Stock for every one hundred (100) pre-split shares of Common Stock (the “Reverse Stock Split”) and (ii) maintain the total number of authorized shares of Common Stock at 70,000,000.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules thereunder solely for the purpose of informing shareholders of these corporate actions.

Our stockholders of record as of the close of business on the Record Date are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement. We are mailing the Information Statement on or about September 22, 2006 to such stockholders of record on the Record Date. The Reverse Stock Split and the change in the number of our authorized shares of Common Stock will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

BECAUSE THE WRITTEN CONSENT OF THE HOLDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK HAS SATISFIED THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,

/s/ Juxiang Yu

Juxiang Yu

Secretary

September 19, 2006

DIVERSIFAX, INC.

Shennan Zhong Road

PO Box 031-114

Shenzhen, China 518000

(212) 561-3604

INFORMATION STATEMENT

This information statement (the “Information Statement”) is being furnished on or about September 22, 2006 (the “Mailing Date”) to all stockholders of record of common stock, par value $0.001 per share (the “Common Stock”) of Diversifax, Inc. (the “Company,” “ us,” or “our”), in connection with resolutions of the board of directors of the Company (the “Board of Directors”) and the written consent of the holder of a majority of the outstanding Common Stock of the Company adopting a one-for-one-hundred reverse stock split (the “Reverse Stock Split”) of the shares of Common Stock, outstanding as of October 11, 2006, and maintaining the number of authorized shares of Common Stock at 70,000,000 shares of Common Stock. The Reverse Stock Split and the decision to maintain the number of authorized shares of Common Stock at 70,000,000 were adopted pursuant to the written consent of the holder of a majority of the capital stock of the Company entitled to vote, dated September 11, 2006. This Information Statement also refers to the approval of an amendment of our Articles of Incorporation (the “Amendment”) to effect the reverse stock split and to maintain the number of our authorized shares of Common Stock at 70,000,000.

The actions to be taken pursuant to the written consent shall be made effective twenty (20) days after the initial mailing of this Information Statement.

The Board of Directors approved the adoption of the Reverse Stock Split, the increase in the number of our authorized shares of Common Stock to 70,000,000 after giving effect to the Reverse Stock Split and the Amendment by unanimous written consent, dated September 11, 2006, as it believes that such actions are in the best interests of the Company. Stockholder approval of the adoption of the Reverse Stock Split, the decision to maintain the number of authorized shares of Common Stock at 70,000,000 and the Amendment was effected pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) by a written consent of the holder of a majority of our outstanding Common Stock, dated September 11, 2006 (the “Consent”), that was signed by the owner of approximately 70% of our issued and outstanding Common Stock. As of September 1, 2006, we had outstanding 51,726,200 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Reverse Stock Split, the determination to maintain the number of authorized shares of Common Stock at 70,000,000 and the Amendment is authorized by Section 228(a) of the DGCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Reverse Stock Split, the decrease in the number of authorized shares of Common Stock and the Reverse Split Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions. This Information statement is furnished only to inform stockholders of the Company of the above actions taken by the majority of stockholders of the Company before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consists of 70,000,000 shares of Common Stock, of which 51,726,200 were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Notwithstanding the foregoing, however, because a consenting stockholder holding at least a majority of the voting rights of all outstanding shares of capital stock of the Company has voted in favor of the foregoing proposals by resolution and has sufficient voting power to approve such proposals through her ownership of capital stock of the Company, no other stockholder consents will be solicited in connection with this Information Statement.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about September 22, 2006 to stockholders of record as of the close of business on September 21, 2006 (the “Record Date”). It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

CHANGE IN CONTROL

On August 25, 2006, Ms. Juxiang Yu (“Yu”) and Irwin Horowitz (the “Seller”) consummated Yu’s purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated as of August 25, 2006, by and between Yu and the Seller (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Yu acquired 36,208,340 shares of the Company’s Common Stock, for an aggregate purchase price of $425,000 (the “Stock Transaction”). Therefore, after giving effect to the Stock Transaction, Yu holds an aggregate of 36,208,340 shares of the 51,726,200 shares of the Company’s Common Stock issued and outstanding, constituting, in the aggregate, 70% of the issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Common Stock as of the date of this report, without giving effect to the Reverse Stock Split or the change in the number of our authorized shares of Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of our directors and executive officers, and (iii) all officers and directors as a group. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name and Address Of Beneficial Owner	Number of Shares	Percentage of Class (1)
Irwin Horowitz (2)	5,410,000	1.05%
Lonnie L. Sciambi (2)	0	0%
Juxiang Yu (3)	36,208,340	70%
Executive Officers and Directors as a Group	36,208,340	70%

__________

(1)	The percentages listed in the “Percent of Class” column are based upon 51,726,200 issued and outstanding shares of Common Stock.

(2)

Messrs. Horowitz and Sciambi resigned from the Board of Directors effective as of the closing of the Stock Transaction and the filing and distribution of such documents as are required under the Exchange Act, and the expiration of all applicable grace periods. The address for Messrs. Horowitz and Sciambi is 4274 Independence Court, Sarasota, Florida 34234.

(3)

Juxiang Yu was elected to the Board, effective on the closing of the Stock Transaction and the filing and distribution of such documents as are required under the Exchange Act, and the expiration of all applicable grace periods. The address for Juxiang Yu is Shennan Zhong Road., PO Box 031-114, Shenzhen, China 518000.

REVERSE STOCK SPLIT AND REVERSE SPLIT AMENDMENT

General

The Board of Directors adopted, and the holder of a majority of the outstanding Common Stock of the Company approved, the Reverse Stock Split, the increase in the number of authorized shares of Common Stock to 70,000,000 after giving effect to the Reverse Stock Split and the Amendment, pursuant to the written consent dated September 11, 2006.

The Board of Directors approved the adoption of the Reverse Stock Split, the increase in the number of authorized shares of Common Stock to 70,000,000 after giving effect to the Reverse Stock Split and the Amendment by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

Adoption of the Reverse Stock Split, the increase in the number of authorized shares of Common Stock 70,000,000 after giving effect to Reverse Stock Split and the Amendment requires the approval by holders of at least a majority of the outstanding shares of the Common Stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of our stockholders. Section 228(a) of the DGCL provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

The Board of Directors fixed the close of business on September 11, 2006 as the record date for determining the stockholders entitled to notice of the above noted action.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right of Appraisal

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the Reverse Stock Split.

Effect of the Reverse Stock Split

The Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder.

The number of stockholders of record would not be affected by the Reverse Stock Split. The Reverse Stock Split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock.

The number of shares of our Common Stock issued and outstanding as of October 11, 2006 will be reduced following the effective date of the Reverse Stock Split in accordance with the following formula: every one-hundred (100) shares of our Common Stock owned by a stockholder will automatically be changed into and become one (1) new share of our Common Stock.

As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Stock Split.

The number of authorized shares of Common Stock will be maintained at 70,000,000. The issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

Because the number of authorized shares of Common Stock will be maintained at 70,000,000 and the Reverse Stock Split only applies to our issued and outstanding shares of Common Stock, the number of authorized, but unissued, shares of Common Stock will in effect increase after the Reverse Stock Split, as compared to pre-Reverse Stock Split. This may be construed as having an anti-takeover effect by allowing us to issue or sell shares of Common Stock to third parties in order to avoid an unsolicited acquisition or to prevent or negate any efforts to amend or repeal certain provisions of our Articles of Incorporation or bylaws. Such a use of these additional authorized shares of Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the increase in our authorized shares.

In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options, warrants and other convertible or exercisable securities entitling the holders thereof to purchase shares of Common Stock will entitle such holders to receive, upon exercise of their securities, one-one-hundreth of the number of shares of Common Stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing on the effective date of the Reverse Stock Split, the exercise or conversion price of all outstanding derivative securities of the Company will be increased one-hundred fold.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE SPLIT AND THE INCREASE IN AUTHORIZED SHARES FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

Effective Date

The Reverse Stock Split shall become effective on the date (October 12, 2006) which we file the Amendment with the Delaware Secretary of State. Accordingly, except for stockholders who currently hold fewer than one-hundred (100) shares, on such date, all shares of Common Stock held by stockholders that were issued and outstanding on October 11, 2006 will be, automatically and without any action on the part of stockholders, converted into new shares of Common Stock in accordance with the one-hundred-for-one exchange ratio. Also, on such date, shares of Common Stock owned by stockholders who currently own fewer than one-hundred (100) shares of Common Stock will be automatically and without any action on the part of such stockholder, converted into one (1) new share of our Common Stock in accordance with the terms of the Reverse Stock Split.

Our transfer agent, Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares may choose, but do not need to, surrender certificates representing such shares for certificates representing post-Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. The Company plans for the exchange of certificates to be voluntary. Stockholders will be required to pay all fees, including the transfer agent’s fees, associated with the certificate exchange and delivery.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any shareholders other than the proposal, which is the subject of this Information Statement.